Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 5th day of February, 2021, by and between Tribus Enterprises Inc., a Washington corporation (“Tribus”), and Juan Ayala (“Ayala”).

WHEREAS, Ayala currently six million, six hundred sixty six thousand, sixty hundred, and sixty six (6,666,666) Class A Preferred Shares of Tribus (the “Class A Preferred Shares”).

WHEREAS, the parties desire to exchange all of Ayala’s Class A Preferred Shares for one hundred seventy five thousand (175,000) Class B Preferred Shares of Tribus (the “Class B Preferred Shares”) and Tribus has agreed to exchange the Class B Preferred Shares, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties agree as follows:

1.	Exchange of Shares.

a.	Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing (i) Ayala will sell, convey, transfer and assign to Tribus, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and Tribus will purchase and accept from Ayala, six million, six hundred sixty six thousand, sixty hundred, and sixty six (6,666,666) Class A Preferred Shares of Tribus, and (ii) in exchange for the transfer of the Class A Preferred Shares from Ayala, Tribus will sell, convey, transfer and assign to Ayala, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and Ayala will purchase and accept from Tribus, one hundred seventy five thousand (175,000) Class B Preferred Shares of Tribus (such exchange referred to herein as the “Exchange”).

b.	Closing. The closing of the Exchange shall occur on [ February 5th, 2021], (the “Closing”). The Closing will take place at online signatures, or at such other date and place or manner as may be agreed upon by the parties.

c.	Anti-Dilution. Notwithstanding any other provision of Tribus’ governing documents or otherwise, Tribus agrees that it will not dilute Ayala’s interest in the Class B Preferred Shares of Tribus. Tribus shall issue Ayala, without further consideration, any additional shares of Class B Preferred Shares of Tribus pursuant the above necessary to ensure that the total number of shares issued Ayala does not represent less than the same percentage of Class B Preferred Shares issued to Ayala at the Closing. This provision shall survive the Closing.

d.	Release and Indemnification of Ayala from Company Debts and Obligations.

i.	Ayala Released from Tribus Debts and Obligations. The parties acknowledge that in the past Tribus and its affiliates have incurred various debts and obligations to third parties related to the purchase or lease of equipment, machinery and other business assets and property, which debts and obligations remain outstanding. The parties further acknowledge that Ayala has executed personal guarantees and other documents personally obligating himself for certain of said debts and obligations of Tribus and its affiliates, a current list of which is set forth in Exhibit A attached hereto (the “Ayala Personal Obligations”). As a material inducement of Ayala to enter into this Agreement, Tribus agrees to assume all of the Ayala Personal Obligations and, prior to the Closing, shall remove and release Ayala from all debts and obligations of Tribus and/or its affiliates, including those in Exhibit A and any other debts or obligations of the Company of which Ayala is personally liable as a guarantor or otherwise, whether listed on Exhibit A or not, such that Ayala shall no longer be personally liable for any debts or obligations of Tribus as of the Closing. Tribus and Ayala shall work together to reach out to such third party creditors in good faith to pay off such debts or release Ayala to satisfy this condition of Closing in a timely manner prior to the Closing.

ii.	Indemnification. Tribus agrees to defend, indemnify and hold harmless Ayala, and his agents, affiliates, and assigns (collectively, the “Indemnitees”) from any and all claims, suits, damages, actions, losses, liabilities, costs, and expenses (including reasonable attorney's fees and costs), incurred by Ayala related to the Ayala Personal Obligations and Ayala’s personal liability on any Tribus debt or obligation as set forth in the preceding paragraph, including, without limitation, those identified on Exhibit A (a “Claim”). The Indemnitees will give Tribus notification of any Claim which may give rise to indemnification for damages under this paragraph within ten (10) days after the Indemnities receive notice of a Claim (the “Indemnification Notice”). Following Tribus’ receipt of the Indemnification Notice, Tribus will have the obligation to promptly and timely defend any Claim, if applicable; however, the Indemnitees in their discretion will have the right to participate in such defense at their own cost. Tribus will pay to the Indemnitees any amounts due for damages to the Indemnitees under this section within thirty (30) days after the Indemnitees’ delivery of reasonable written documentation of the damages actually incurred by the Indemnitees pursuant to this paragraph. The provisions of this paragraph and the prior paragraph shall survive the Closing.

2.	Representations and Warranties.

a.	Representations and Warranties of Ayala. Ayala, hereby represents and warrants to Tribus, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

i.	Authorization; No Restrictions, Consents or Approvals. Ayala has the right, power, legal capacity and authority to enter into and perform his obligations under this Agreement; and no approvals or consents are necessary in connection with it. All of the Class A Preferred Shares of Ayala are owned by him free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description.

ii.	Transfer of Tribus Shares. The Class A Shares of Ayala will, at the Closing, be validly transferred to Tribus free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and such shares of Class A Preferred Shares of Tribus shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of shares of Class A Preferred Shares.

iii.	No Registration. Ayala understands that the Class B Preferred Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws, including those under Washington law. Ayala also understands that the Class B Preferred Shares are being offered and issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D of the Securities Act.

iv.	Distribution. Ayala is acquiring the Class B Preferred Shares for his own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Securities Act).

v.	Compliance with Securities Laws. Ayala understands that the Class B Preferred Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement.

vi.	No Reliance. Ayala has not relied on and is not relying on any representations, warranties or other assurances regarding the Exchange other than the representations and warranties expressly set forth in this Agreement.

b.	Representations and Warranties of Tribus. Tribus hereby represents and warrants to Ayala, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

i.	Organization and Qualification. Tribus is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

ii.	Transfer of Tribus Shares. The Class B Shares of Tribus will, at the Closing, be validly transferred to Ayala free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and such shares of Class B Preferred Shares of Tribus shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of shares of Class B Preferred Shares.

iii.	Authorization; No Restrictions, Consents or Approvals. Tribus has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by Tribus and constitutes the legal, valid, binding and enforceable obligation of Tribus, enforceable against Tribus in accordance with its terms. The execution and delivery of this Agreement and the consummation by Tribus of the transactions contemplated herein do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of Tribus or any applicable law relating to Tribus, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which Tribus is bound or to which any property of Tribus is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which Tribus has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of Tribus, (D) constitute an event permitting termination of any material agreement or instrument to which Tribus is a party or by which any property or asset of Tribus is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which Tribus has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which Tribus is a party or by which Tribus may be bound, or result in the violation by Tribus of any laws to which Tribus may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by Tribus of this Agreement or the performance by Tribus of its obligations hereunder.

iv.	Capitalization. No securities of Tribus are entitled to pre-emptive or similar rights, and no person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement except as set forth herein. There are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, Class B Preferred Shares of Tribus, or contracts, commitments, understandings or arrangements by which Tribus is or may become bound to issue additional shares of Tribus Class B Preferred Shares, or securities or rights convertible or exchangeable into Class B Preferred Shares.

v.	No Registration. Tribus understands that the Class A Preferred Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws, including those under Washington law. Tribus also understands that the Class A Preferred Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D of the Securities Act.

vi.	Distribution. Tribus is acquiring the Class A Preferred Shares for its own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Securities Act).

vii.	Compliance with Securities Laws. Tribus understands that the Class A Preferred Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement.

viii.	No Reliance. Tribus has not relied on and is not relying on any representations, warranties or other assurances of Ayala other than the representations and warranties expressly set forth in this Agreement.

3.	Closing.

a.	Conditions to Ayala’s Obligations. The obligations of Ayala under this Agreement, (including, without limitation, the obligation to transfer the Class A Preferred Shares in exchange for the Class B Preferred Shares) shall be subject to satisfaction of the following conditions, unless waived by Ayala: (i) Tribus shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of Tribus herein shall have been true and correct in all respects when made, shall have continued to have been true and correct in all respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) Tribus shall have executed and delivered to Ayala all documents necessary to issue the Class B Preferred Shares to Ayala, as contemplated by this Agreement; and (iv) Tribus shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of Tribus.

b.	Conditions to Tribus’ Obligations. The obligations of Tribus under this Agreement, (including, without limitation, the obligation to issue the Class B Preferred Shares in exchange for the transfer by Ayala of the Class A Preferred Shares) shall be subject to satisfaction of the following conditions, unless waived by Tribus: (i) Ayala shall have performed in all respects all agreements, and satisfied in all respects all conditions on his part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of Ayala herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) Ayala shall have executed and delivered to Tribus all documents necessary to transfer the Class B Preferred Shares to Tribus, as contemplated by this Agreement; and (iv) Ayala shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement.

c.	Closing Documents. At the Closing:

i.	Ayala shall deliver to Tribus, in form and substance reasonably satisfactory to Tribus, certificates evidencing the Class A Preferred Shares;

ii.	Tribus shall deliver to Ayala, in form and substance reasonably satisfactory to Ayala, (i) certificates evidencing the Class B Preferred Shares to Ayala, and (ii) copies of resolutions adopted by the board of directors of Tribus and certified by the Secretary of Tribus authorizing the execution and delivery of, and performance of Tribus’ obligations under, this Agreement.

4.	General Provisions.

a.	Governing Law. This Agreement is to be construed in accordance with and governed by the laws of the State of Washington without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of the State of Washington to the rights and duties of the parties.

b.	Arbitration. Any claim, dispute or controversy among the parties arising out of or relating to this Agreement, including the breach thereof, which cannot be satisfactorily settled by the parties, will be finally and exclusively settled by confidential and binding arbitration (“Arbitration”) upon the written request of any party. The Arbitration will be conducted by one arbitrator selected by and agreed to by the parties. The place of the Arbitration shall be Richland, Washington. The Arbitration award will be final and binding upon the parties, and judgment upon such award may be entered in any court having jurisdiction thereof.

c.	Severability. If any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way, and the parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

d.	Waiver. The waiver by either party of a breach of or default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement. Further, any failure or delay on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder shall not operate as a waiver of any such right or remedy or preclude other or further exercise thereof or of any other right or remedy.

e.	No Third Party Beneficiaries. Nothing in this Agreement shall be construed to confer any rights or benefits upon any person other than the parties hereto, and no other person shall have any rights or remedies hereunder.

f.	Termination. This Agreement may be terminated upon written notice at any time prior to Closing by mutual written consent of the parties. Termination of this Agreement will terminate all rights and obligations of the parties under this Agreement and this Agreement will become void and have no force or effect.

g.	Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

h.	Counterparts. This Agreement may be executed in one or more counterparts (including fax or email counterparts) each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

5.	Resignation as Director and Officer. At Closing, Ayala shall resign his position as a director and officer in Tribus.

In witness whereof, the parties have executed this Agreement on the date first written above.

Tribus	Ayala

Tribus Enterprises, Inc.

/s/ Kendall Bertagnole
By:	/s/ Juan C Ayala
Its:	Juan Ayala

Exhibit A

Ayala Personal Obligations

1)	4HourFunding/Centra Funding - 100% Paid Off

2)	Chase Business Ink Preferred business credit card - Officially transferred to be under Kendall’s name.

3)	Amur Equipment Finance, Inc. - 100% Paid off

4)	Financial Pacific Leasing, Inc. - There was never an agreement w/ this company.

5)	NFS Leasing - 100% Paid off

6)	Global Financial and Leasing Services - 100% Paid Off

7)	Stearns Bank - 100% Paid Off

8)	Time Payment Lease - 100% Paid Off

9)	Trust Capital LLC - 100% Paid Off

10)	Unitec Fincorp Inc. - There was never an agreement w/ this company.

11)	Pawnee Leasing Corporation - 100% Paid Off